Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contribution (4)	Free Promotional Slot Play Contribution (5)	Weighted Average Number of Slot Machines (6)
October-11	$700,297,584	$58,816,118	8.40%	$14,704,029	$396,307	6315
November-11	669,005,137	54,989,744	8.22%	13,747,436	375,430	6264
December-11	695,067,804	57,008,522	8.20%	14,252,131	331,215	6134

Fiscal Year 2012	$2,064,370,525	$170,814,384	8.27%	$42,703,596	$1,102,952

October-10	$755,758,609	$60,317,459	7.98%	$15,079,365	$329,589	6404
November-10	691,407,412	55,592,001	8.04%	13,898,000	311,603	6405
December-10	673,412,991	53,446,202	7.94%	13,361,550	122,657	6404
January-11	689,190,773	54,541,290	7.91%	13,635,323	680,275	6372
February-11	716,293,719	58,047,738	8.10%	14,511,934	589,469	6367
March-11	776,944,438	62,721,077	8.07%	15,680,270	395,217	6364
April-11	749,996,388	61,608,053	8.21%	15,402,013	425,282	6367
May-11	748,638,217	61,003,631	8.15%	15,250,908	628,287	6368
June-11	727,934,511	56,964,656	7.83%	14,241,164	830,305	6340
July-11	849,175,409	66,903,914	7.88%	16,725,978	705,822	6300
August-11	724,181,387	59,913,166	8.27%	14,978,292	720,909	6304
September-11	709,958,508	59,828,255	8.43%	14,957,063	346,990	6322

Fiscal Year 2011	$8,812,892,362	$710,887,442	8.07%	$177,721,860	$6,086,405

(1)	“Slot Handle” is defined as amounts wagered by patrons on slot machines, including free promotional slot plays.
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Slot Win Contribution” is defined as the portion of gross slot win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of gross slot win, or (b) the greater of (i) 25% of gross slot win or (ii) $80.0 million.
(5)	“Free Promotional Slot Play Contribution” is defined as the portion of free promotional slot plays that must be paid to the State of Connecticut on a monthly basis. The contribution is 25% of the value of free promotional slot plays exceeding 5.5% of gross slot win.
(6)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.